UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2009

FGX INTERNATIONAL HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

British Virgin Islands
(State or other jurisdiction of incorporation)

001-33760	98-0475043
(Commission File Number)	(IRS Employer Identification No.)

500 George Washington Highway
Smithfield, Rhode Island 02917

(Address of principal executive offices, including zip code)

(401) 231-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On October 28, 2009, FGX International Inc. (“FGX International”), a subsidiary of FGX International Holdings Limited (the “Company”), completed the acquisition of Corinne McCormack, Inc. and Eye-Bar Inc. (collectively the “Companies”), whereby the Companies became wholly-owned subsidiaries of FGX International (the “Acquisition”).

Under the terms of the Stock Purchase and Sale Agreement, dated October 28, 2009 (the “Agreement”), by and among the Companies and Corinne A. McCormack (collectively, the “Sellers”), and FGX International,  FGX International purchased all of the issued and outstanding stock of the Companies in exchange for $1.45 million in cash.

The Agreement provides for FGX International to be indemnified for damages resulting from any breach of the Sellers’ representations, warranties and covenants.  Similarly, Corinne A. McCormack may be indemnified for any damages resulting from any breach of FGX International’s representations, warranties and covenants under the Agreement.

Item 7.01.              Regulation FD Disclosure

On October 29, 2009, the Company issued a press release announcing the consummation of the Acquisition, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

The Company’s press release announcing the Acquisition is filed as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FGX INTERNATIONAL HOLDINGS LIMITED
(Registrant)

October 29, 2009	By:	/s/ Anthony Di Paola
Anthony Di Paola
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated October 29, 2009, issued by the Company.